Exhibit 10.2

fORM OF Joinder Agreement

This Joinder Agreement (the “Joinder Agreement”) is made as of _____________ (the “Effective Date”) by and between Gramercy Property Trust Inc., a Maryland corporation (the “Company”) and ________________________(the “New Investor”).

Preliminary Statements

I.           Reference is made to that certain Common Stock Purchase Agreement (the “Purchase Agreement”) dated as of October 4, 2013, by and among the Company and each Person which is a party thereto as an Investor (individually, an “Investor” and collectively, the “Investors”). Capitalized terms not defined herein have the meaning ascribed to them in the Purchase Agreement.

II.          New Investor wishes to become an Investor under to the Purchase Agreement and to Purchase the Common Shares identified in this Joinder Agreement.

ARTICLE 1 – JOINDER; PURCHASE

1.1           Joinder. Pursuant to Section 2.3 of the Purchase Agreement, New Investor hereby joins onto the Purchase Agreement as an Investor thereunder. New Investor agrees to be bound by and subject to the terms of the Purchase Agreement as an Investor thereunder to the same extent as would apply if New Investor had been an original Investor thereunder. For the avoidance of doubt, New Investor expressly acknowledges and agrees that it is subject to all of the covenants, obligations, terms and conditions of the Purchase Agreement, including but not limited to, the representations and warranties of the Investors in Section 3.2 of the Purchase Agreement. New Investor shall complete and deliver to the Company, on the date hereof, Exhibit B-1, Exhibit B-2 and Exhibit B-3 of the Purchase Agreement. This Joinder shall be effective as of the Effective Date.

1.2           Attachment. Each party hereto agrees that this Joinder Agreement shall be attached to and become a part of the Purchase Agreement. The Company and New Investor agree that the Company shall amend Schedule 1 to the Purchase Agreement to add thereto the name of the New Investor, the number of Common Shares and the aggregate purchase price identified in Section 1.3 of this Joinder Agreement.

1.3           Purchase. Subject to the terms and conditions set forth in this Joinder Agreement and the Purchase Agreement, at the Closing the Company shall issue and sell to the New Investor, and the New Investor shall purchase from the Company, such number of Common Shares (either in certificated or book-entry form, as the New Investor and the Company shall agree), at the price per Common Share set forth in Section 2.1 of the Purchase Agreement, for the aggregate price as set forth on the New Investor’s signature page to this Joinder Agreement. The New Investor hereby acknowledges and agrees that (i) the Closing with respect to BHR may occur on October 7, 2013 (the “First Closing Date”) and (ii) the Closing with respect to the New Investor may occur on or about October 8, 2013 (but in any event no later than two (2) Business Days after the First Closing Date).

ARTICLE 2 – MISCELLANEOUS

2.1           Article VII. Article VII of the Purchase Agreement is hereby incorporated mutatis mutandis into this Joinder Agreement in its entirety.

2.2           Reliance by Agent on Representations and Warranties. The Agent shall be a third party beneficiary of, and entitled to rely on, the representations and warranties of the New Investor set forth in Section 3.2 of the Purchase Agreement.

2.3           Governing Law. This Agreement shall be governed, construed and interpreted by the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the date and year first written above:

COMPANY:

GRAMERCY PROPERTY TRUST INC.

By:
Name:
Title:

Investor Signature Page to Joinder Agreement

By its execution and delivery of this signature page to the Joinder Agreement, the undersigned New Investor hereby joins in and agrees to be bound by the terms and conditions of the Joinder Agreement and the Common Stock Purchase Agreement dated as of October 4, 2013 (the “Purchase Agreement”) by and among Gramercy Property Trust Inc. and the Investors (as defined therein), as to the number of Common Shares set forth below.

Name of New Investor:

By:
Name:
Title:

Address:

Telephone No.:

Facsimile No.:

Email Address:

Number of Common Shares:

Aggregate Purchase Price: $___________________________

Delivery Instructions (if different than above):

c/o:

Address:

Telephone No.:

Facsimile No. :

Other Special Instructions:

ATTACHMENT

Additional Purchaser Information

Investor Name	Number of Common Shares	Aggregate Purchase Price
Monaco Partners LP	1,000,000	$4,110,000
Skyland Inc.	1,000,000	$4,110,000
Merestone Partners LP	177,939	$731,329.29
Luxor Capital Partners, LP	335,145	$1,377,445.95
Luxor Capital Partners Offshore Master Fund, LP	526,969	$2,165,842.59
Luxor Wavefront, LP	109,725	$450,969.75
OC 19 Master Fund, L.P.-LCG	28,161	$115,741.71
Cohen & Steers Total Return Realty Fund, Inc.	118,233	$485,937.63
Cohen & Steers Quality Income Realty Fund, Inc.	1,589,355	$6,532,249.05
Cohen & Steers REIT and Preferred Income Fund, Inc.	725,502	$2,981,813.22